Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

KINDLY MD, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	10,053,113	$0.511	(2)	$5,137,140.74	(2)	0.00013810	$709.44

Fees Previously Paid	Equity	Common Stock, par value $0.0001	Other	590,259,274	$3.95		$2,331,524,132.30		$0.0001531	$356,956.34
	Total Offering Amounts						$2,336,661,273.04			$357,665.78
	Total Fees Previously Paid									356,956.34
	Total Fee Offsets									-
	Net Fee Due									$709.44

(1)	The Registrant previously registered on a registration statement on Form S-3 (File No. 333-290248), which was filed on September 15, 2025 and effective immediately upon filing, as supplemented by the prospectus supplement, which was filed on September 26, 2025 and effective immediately upon filing (together, the “Original Registration Statement”), the resale of up to 590,259,274 shares (the “Prior Shares”) of the Registrant’s common stock, par value $0.001 (“Common Stock”). In accordance with Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is hereby registering for resale an additional 10,053,113 shares of Common Stock (the “Additional Shares”). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for the Additional Shares is the average of the high and low prices reported for the registrant’s Common Stock quoted on The Nasdaq Global Market on December 3, 2025. The registration fee with respect to the Prior Shares was previously calculated pursuant to 457(c) and 457(g) under the Securities Act and paid upon filing of the Original Registration Statement.